UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2018

L Brands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8344	31-1029810
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH	43230
(Address of Principal Executive Offices)	(Zip Code)

(614) 415-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to the previously announced offering of $500 million aggregate principal amount of 5.250% Senior Notes due 2028 (the “Notes”) to be issued by L Brands, Inc. (the “Company”), the Company and U.S. Bank National Association, as trustee (the “Trustee”) entered into a second supplemental indenture, dated as of January 23, 2018 (the “Second Supplemental Indenture”) to the senior debt indenture dated as of June 16, 2016 (as previously amended, supplemented or otherwise modified from time to time, the “Base Indenture” and together with the Second Supplemental Indenture, the “Indenture”), providing for the issuance of the Notes. The Notes will be fully and unconditionally guaranteed on a senior unsecured basis (the “Guarantees” and, together with the Notes, the “Securities”) by certain of the Company’s subsidiaries (collectively, the “Guarantors”).

The Notes will bear interest at a fixed rate of 5.250% per annum, and interest will be payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2018, until the maturity date of February 1, 2028. The Company may redeem the Notes at such times and on the terms provided for in the Indenture. The Indenture also contains certain covenants as set forth in the Indenture and requires the Company to offer to repurchase the Notes upon certain change of control events.

The Base Indenture and the Second Supplemental Indenture (including the form of Notes) are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

The above-mentioned offering was made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-209236) filed by the Company and the Guarantors. The Terms Agreement, dated as of January 8, 2018 (together with the Underwriting Agreement Basic Provisions attached thereto as Annex A, the “Underwriting Agreement”), by and among the Company, the Guarantors and the underwriters named therein, is filed as Exhibit 1.1 to this Current Report on Form 8-K. Opinion of counsel for the Company and the Guarantors is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of January 8, 2018, by and among L Brands, Inc., the guarantors named therein and the underwriters named therein.

4.1	Senior Debt Indenture, dated as of June 16, 2016, between L Brands, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to the Current Report on Form 8-K filed on June 16, 2016).

4.2	Second Supplemental Indenture, dated as of January 23, 2018, by and among L Brands, Inc., the guarantors named therein and U.S. Bank National Association, as trustee.

5.1	Opinion of Davis Polk & Wardwell LLP with respect to the Securities.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L Brands, Inc.

Date: January 23, 2018	By:	/s/ Stuart B. Burgdoerfer
Name: Stuart B. Burgdoerfer
Title: Executive Vice President and Chief Financial Officer